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                                                                   Exhibit 10.15


                               ESPLANADE SUBLEASE
                                   AGREEMENT
                     (ENVIROTEST/UGLY DUCKLING - SUITE 1150

         This Esplanade Sublease Agreement (Envirotest/Ugly Duckling - Suite
1150) is entered into as of April 15, 1996 (the "Sublease Date") between the undersigned Subtenant and Sublandlord.

                                   BACKGROUND

         A. Landlord and Tenant are parties to the Master Lease covering the Premises generally described as Suite 1150 located at 2525 East Camelback Road, Phoenix, Arizona. The Rentable Area of the Premises 13,324 square feet.

         B. Tenant, as the Sublandlord, desires to sublease the Premises to Subtenant upon the terms and conditions of this Sublease.

         C. As of the Consent Date, Landlord has executed the Consent authorizing the execution of this Sublease.

         For valuable consideration, Sublandlord and Subtenant agree as follows:

                                   AGREEMENT

         1. Incorporation and Defined Terms. This Sublease incorporates by reference all of the terms and conditions of the Master Lease, and initially capitalized terms that are used in this Sublease but not defined in this Sublease will have the meanings ascribed to them in the Master Lease. In addition to those terms defined elsewhere in this Sublease or in the Master Lease, the following defined terms are used in this Sublease:

                  a. "Consent" means the attached Landlord Consent to Sublease.

                  b. "Landlord" means Esplanade Office Limited Partnership, a Delaware limited partnership, and its successors and assigns under the Master Lease.

                  c. "Master Lease" means the Esplanade Lease Agreement (Office) Parcel 1B, dated June 22, 1994, between Landlord and Tenant, covering the 13,324 square feet known as Suite 1150 located on the 11th Floor of the Building.
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                  d.       "Obligations" means all duties, obligations,
                           covenants, liabilities, indemnities and the like of the applicable party under the Master Lease or this Sublease, as indicated in the text of this Sublease, throughout the Sublease Term.

                  e.       "Occupancy Date" means April 27, 1996.

                  f. "Rentable Sublease Square Feet" means the rentable square footage of the Sublease Space as confirmed and approved by Subtenant and Sublandlord under Paragraph 9 below.

                  g. "Sublandlord" means Envirotest Systems Corp., a Delaware corporation. Sublandlord is referred to as the "Tenant" under the Master Lease, and is likewise sometimes referred to as the Tenant in this Sublease.

                  h. "Sublease" means this Esplanade Sublease Agreement (Envirotest/Ugly Duckling - Suite 1150) and the attached Consent, as either or both are amended from time to time during the Sublease Term.

                  i. "Sublease Base Rent" means the following base rents to be paid by Subtenant under this Sublease:

                           - From the Sublease Rent Commencement Date of April 27, 1996 through August 31, 1997, $20.00 per Rentable Sublease Square Foot per annum ($20.00 X 13,324 X 1/12 = $22,206.67 per month).

                           - From September 1, 1997 through August 31, 1999, $22.00 per Rentable Sublease Square Foot per annum ($22.00 X 13,324 X 1/12 =
                                    $24,427.33 per month).

                           - From September 1, 1999 through August 31, 2001, $24.00 per Rentable Sublease Square Foot per annum ($24.00 X 13,324 X 1/12 =
                                    $26,648.00 per month).

                  j. "Sublease Expiration Date" means the expiration date of the Sublease Term, as defined below.


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                  k.       "Sublease Rent Commencement Date" means April 27,
                           1996.

                  l. "Sublease Space" means the entire Premises described in the Master Lease.

                  m. "Sublease Term" means the Original Sublease Term as may be extended by any Extension Term established in this Sublease. The "Original Sublease Term" means the term commencing on the Sublease Date and expiring on August 31, 2001.

                  n. "Subtenant" means Ugly Duckling Holdings, Inc., an Arizona corporation.

                  o. "Subtenant's Proportionate Share of Building Direct Expense" means 5 and 68/100 percent (5.68%) which was obtained by dividing the Rentable Space Square Feet by the Rental Area and the Building Office Space (i.e., 234,658 square feet), as set forth in the Master Lease, and multiplying the resulting quotient to the fourth decimal place by one hundred (100).

                  p. "Subtenant's Proportionate Share of Project Direct Expense" means 1 and 21/100 percent (1.21%).

         2. Incorporation of Master Lease. The Master Lease, a copy of which is attached as Exhibit "A" to this Sublease, is incorporated into and made a part of this Sublease by this reference.

                  a. Subtenant assumes, agrees to perform, and agrees to be bound by each and every one of the Obligations of the Tenant stated in the Master Lease accruing on and after the Sublease Date (as if Subtenant were the Tenant, and Sublandlord were the Landlord, under the Master Lease) throughout the end of the Sublease Term. In the event of any conflict between the terms of this Sublease and those stated in the Master Lease, the terms of this Sublease shall govern for the purposes of resolving conflicts between the Subtenant and Sublandlord only.

                  b. Because Sublandlord and Subtenant have agreed to incorporate the Master Lease by reference, the provisions stated in the Master Lease shall be deemed modified as they apply to the Sublandlord-Subtenant relationship, to the extent reasonably necessary, so that application of


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                           the Master Lease provisions will be consistent with
                           the purpose and intentions of the parties in entering into this Sublease. Except as otherwise provided in this Sublease, in any case where a grace period would be granted to the Tenant under the Master Lease with respect to the performance or observance of any covenant, condition, or obligation, the Subtenant shall be deemed to be in default under this Sublease if it has not performed or observed the covenant, condition, or obligation within a grace period of the same length as that stated in the Master Lease. In any case where the Master Lease would require or permit the Tenant to notify the Landlord of any matter, the Subtenant shall give to Sublandlord and Landlord any corresponding required or permitted notice in writing on or before the date by which the Tenant under the Master Lease would be required or permitted to give the notice.

         3. Sublease. Subtenant agrees to sublease from Sublandlord, and Sublandlord agrees to sublease to Subtenant, the Sublease Space for the Sublease Term upon the terms and conditions in this Sublease. The Sublease Space constitutes the entire Premises leased to Sublandlord by Landlord under the Master Lease. This Sublease will not be valid and binding on Sublandlord and Subtenant until Landlord has executed the Consent.

         4. Continued Partial Occupancy by Sublandlord. Subtenant agrees to permit Sublandlord to occupy that portion of the Sublease Space designated as Rooms 3 through 17, inclusive (which is located to the northwest of the reception area), and to store one wire rack of computer equipment and a floor standing PBX telephone system in the Sublease Space, until May 31, 1996, without any compensation or other consideration paid or payable by Sublandlord to Subtenant.

         5.       Subtenant Covenants. Subtenant covenants to Sublandlord that:

                  a. Subtenant will perform in a timely and complete manner all Obligations of Subtenant under this Sublease.

                  b. Subtenant will perform in a timely and complete manner all Obligations of Tenant under the Master Lease to the extent the Obligations relate to the Sublease Space.

                  c. Subtenant has reviewed and understands the terms of the Master Lease and this Sublease.


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                  d.       Subtenant will not perform any act or fail to perform
                           any act with respect to the Sublease Space that would constitute a default under the Master Lease.

         6. Sublandlord Covenants, Sublandlord covenants to Subtenant that:

                  a. Sublandlord will perform in a timely and complete manner all Obligations of Sublandlord under this Sublease.

                  b. Sublandlord will perform in a timely and complete manner all Obligations of Tenant under the Master Lease, to the extent they are not performed by Subtenant, including: (i) the payment of all Monthly Base Rent at the per square foot rental rate enumerated in the Master Lease; (ii) the payment of Tenant's Proportionate Share of Building Direct Expenses and Tenants Proportionate Share of Project Direct Expenses enumerated in the Master Lease; and
                           (iii) the payment of any other additional rent due under the Master Lease.

                  c. Sublandlord has reviewed and understands the terms of the Master Lease and this Sublease.

         7. Direct Payments to Landlord. During the Sublease Term, Subtenant agrees to pay the Sublease Base Rent, Subtenant's Proportionate Share of Project Direct Expense, and any and all other additional rent and other payments (including late charges, interest, and fees) corresponding to the Sublease Space and due under the Master Lease, directly to Landlord at the times and in the manner required under this Sublease or under the Master Lease, as appropriate.

         8.       Other Compensation. Sublandlord and Subtenant acknowledge that
Article 15 of the Master Lease contains a provision that obligates Sublandlord to pay to Landlord certain fees, rent, or other compensation collected on any Sublease Agreement over and above stated rent due under the Master Lease. Sublandlord and Subtenant acknowledge that Landlord has not waived this provision. As consideration for Landlord's consent to this Sublease Agreement, Sublandlord and Subtenant represent to Landlord that there are no oral or written agreements for fees, rent, or other compensation to Sublandlord between Sublandlord and Subtenant regarding the Sublease of the Premises other than those set forth in the Sublease. Landlord acknowledges that Subtenant, pursuant to an Equipment Sale Agreement, has agreed to purchase from Sublandlord certain furniture, equipment, and other personal property currently located in the Sublease Space, and Landlord acknowledges that the proceeds of this sale are separate and distinct from this Sublease of the Sublease Space and do not constitute additional rent due Landlord for purposes of Article 15 of the Master Lease.


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         9.       Sublease Space Confirmations. Sublandlord and Subtenant agree that they, respectively, have had ample opportunity to review and measure the Rentable Sublease Square Feet and agree that the Rentable Area of the Premises is conclusively deemed to be 13,324 square feet for all purposes under this Sublease and the Master Lease. Recognizing that different methods of measuring the square footage of the Premises may lead to different results, Sublandlord and Subtenant agree that 13,324 square feet in an accurate and agreeable measurement of the square footage of the Premises and each agrees not to claim any error or discrepancy in the measurement for any purpose under this Sublease and the Master Lease.

         10. Use. Subtenant agrees to use the Sublease Space for general office use only and no other use without the prior consent of the Landlord under the terms and conditions of the Master Lease. Subtenant further agrees to be bound by all use restrictions in the Master Lease.

         11. Compliance with Office Building Rules and Regulations. A copy of the Office Building Rules and Regulations pertaining to the Premises is attached as "Exhibit "E" to the Master Lease. Subtenant has reviewed and understands the Office Building Rules and Regulations. Subtenant agrees to observe and comply with the terms and provisions of such Office Building Rules and Regulations, as they may be amended or modified from time to time under the terms of the Master Lease.

         12. Signage. Subtenant understands that Article 51 of the Master Lease specifically provides signage rights to Sublandlord. By its execution of this Sublease, Sublandlord intends to transfer all signage rights available to Sublandlord under the Master Lease to Subtenant. Any additional signage rights available to Subtenant will be solely those made available by Landlord to Subtenant under the Consent.

         13. Parking. Subtenant is entitled to utilize up to thirteen (13) reserved and up to twenty-six (26) non-reserved parking spaces available under the terms of the Master Lease. Commencing with the Sublease Rent Commencement Date, Subtenant agrees to pay directly to Landlord the Parking Charge specified in the Master Lease for the maximum number of parking spaces available to Subtenant.

         14. Cancellation Right. Sublandlord and Subtenant agree that neither will retain any cancellation rights under Article 50 of the Master Lease with respect to the Sublease Space, and Article 50 of the Master Lease will be deleted in its entirety.

         15. Option to Renew. Sublandlord and Subtenant agree that neither will retain any renewal options contained in Article 49 of the Master Lease with respect to the Sublease Space, and Article 49 of the Master Lease will be deleted in its entirety. Notwithstanding the foregoing, Subtenant, and only Subtenant, will have the following renewal option:


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                  a.       The Original Sublease Term may be extended only by
Subtenant for one (1) additional five (5) year term ("Extension Term") only if the following conditions are satisfied: (i) Subtenant delivers written notice to Landlord of Subtenant's extension election at least ninety (90) days and no earlier than one hundred eighty (180) days before the expiration of the Original Sublease Term; (ii) Subtenant has fully and faithfully performed its obligations under the Master Lease and Sublease through the Original Sublease Term; and
(iii) neither Subtenant nor Tenant are in default under the Master Lease or the Sublease and no event has occurred or fact exists which, but for the passage of time or the giving of notice, would constitute a default under the Master Lease or the Sublease. If any of these conditions are not satisfied at the time of the delivery of the extension election by Subtenant, the extension election will be deemed ineffective and not valid. This ability to extend will be a right personal only to Ugly Duckling Holdings, Inc. and may not be assigned to any other subsequent tenant, unless Landlord otherwise agrees specifically in writing at the time of the assignment, in Landlord's sole discretion.

                  b. During the Extension Term, all terms and provisions of the Master Lease and Sublease will remain in full force and effect, except that the Monthly Base Rent will be established in the manner set forth below, Landlord will not be obligated to construct any tenant improvements or make or pay any tenant improvement allowance during the Extension Term or to make any rent or other concessions, and no options to extend will be available or enforceable.

                  c. The Monthly Base Rent payable by Subtenant under this Lease during the Extension Term will be determined in accordance with the following procedures. During the twenty (20) day period following Subtenant's extension election, Landlord and Subtenant will negotiate in good faith to establish the rent to be paid for the Sublease Space throughout the Extension Term based on the fair rental value of the Sublease Space at the expiration of the Original Sublease Term, taking into consideration length of lease, tenant improvement allowances, parking charges, differing base years, rent concessions, and other relevant economic factors. If an agreement establishing the rent for the Extension Term is reached, the parties immediately will evidence the agreement in a written instrument signed by both parties.

                  d. If the parties are unable to agree upon a fair rental value for the Leased Premises within the twenty (20) day negotiation period and Subtenant, by written notice to Landlord delivered prior to expiration of the twenty (20) day negotiation period described above, notifies Landlord that Subtenant still wishes to exercise its option to renew (with Subtenant's written notice being referred to as the "Tenant Extension Confirmation"), Landlord and Subtenant will each select a qualified and independent MAI appraiser of its choice with at least five (5) years' experience in appraising office projects in the Phoenix area and will each notify the other party in writing within ten (10) days after the expiration of the twenty (20) day negotiation period of their selected appraiser.

                  e. By no later than thirty (30) days after the selection of both appraisers, the appraisers will determine the fair rental value of the Sublease Space. If the fair rental value determined by the two (2) appraisers differs by less than five percent (as determined by dividing (i)


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the difference between the higher fair rental value and the lower fair rental value applicable to the first year of the Extension Term by (ii) the lower fair rental value applicable to the first year of the Extension Term), the fair rental value for the Sublease Space will be the higher of the two fair rental values.

                  f. If the two (2) appraisals differ by five percent (5%) or more, as determined above, the appraisers that are selected will each select a third independent MAI appraiser with similar qualifications. The third appraiser will be selected within a period of ten (10) days after preparation of the later of the two (2) appraisals described above. By no later than thirty
(30) days after selection of the third appraiser, the three (3) appraisers will make a unanimous determination of the fair rental value for the Sublease Space at the expiration of the Original Sublease Term and will send a copy of their determination to Landlord and Subtenant. If the three appraisers cannot agree upon a fair rental value of the Sublease Space at the expiration of the Original Sublease Term, the joint decision of any two of the appraisers will establish the fair rental value for the Extension Term.

                  g. If either party fails to select an appraiser and to notify the other party within the time period described above of the identity of that appraiser, the other party will notify the non-selecting party of the non-selecting party's failure to select an appraiser, and the non-selecting party will have an additional period of five (5) business days after the receipt of the additional notice to select an appraiser. If the non-selecting party again fails to select a MAI appraiser during the additional five (5) business day period, the appraiser selected by the other party will determine the fair rental value of the Sublease Spaces and the determination will be binding on both parties.

                  h. Landlord and Subtenant will each bear the full expense of the appraiser each selects, and the expense of the third appraiser will be shared equally by Landlord and Subtenant.

                  i. To memorialize Subtenant's election to exercise its extension options and the agreement of Landlord and Subtenant as to the new Monthly Base Rent during any Extension Term, Landlord may require Subtenant to execute a "Lease Extension Agreement" or similar document.

         16. Right of First Refusal. Sublandlord and Subtenant, agree that neither will retain any right to exercise the rights of first refusal under
Article 52 of the Master Lease and Article 52 of the Master Lease will be deleted in its entirety. Notwithstanding the foregoing, Subtenant, and only Subtenant, will have the following first right of refusal:

                  a. During the Sublease Term, and so long as the Subtenant is not in default under the Master Lease or the Sublease and no event has occurred or fact exists which, but for the passage of time or the giving of notice, would constitute a default under the Master Lease or


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the Sublease, Landlord, before entering into a lease with any third party for the contiguous space described on Exhibit "B" to this Sublease and located on the 11th floor of the Building ("Additional 11th Floor Space"), will notify Subtenant in writing of the monthly rent, rental increases, and other economic provisions ("Rental Terms") upon which Landlord would be willing to lease the Additional 11th Floor Space directly to Subtenant, and Subtenant will have the first right of refusal ("FRR") to lease the Additional 11th Floor Space. This first right of refusal is not applicable unless and until the Additional 11th Floor Space is vacated by the existing tenant (Unisys Corporation) or its successors and assigns.

                  b. If, within five (5) business days after receipt of Landlord's notice, Subtenant delivers to Landlord a written notice of Subtenant's intent to lease the Additional 11th Floor Space for a lease term not to exceed the Sublease Term (including any then exercised lease renewal options), Landlord will proceed to negotiate directly with Subtenant for a lease of the Additional 11th Floor Space on the same terms as contained in the Master Lease and the Sublease, except: (i) the Rental Terms will be incorporated into a new lease or an amendment to the Master Lease and Sublease; (ii) if a new lease is utilized, the new lease and the Master Lease and Sublease will be cross-defaulted; and (iii) lease terms that are dependent upon the size of the premises, such as Subtenant's proportionate share of expenses, will be modified accordingly. If the lease renewal option available under Paragraph 15 of the Sublease has not been exercised, the new lease or lease amendment also will contain a renewal option similar to that contained in the Sublease at the fair rental value for the Additional 11th Floor Space. If Subtenant does not deliver its notice of intent to lease the Additional 11th Floor Space in a timely manner, or if Landlord and Subtenant are unable to agree on the terms of a lease for the Additional 11th Floor Space within ten (10) days following Subtenant's delivery of its written notice of intent, Subtenant's FRR for the Additional 11th Floor Space will terminate, and Landlord will have the right to lease the Additional 11th Floor Space or any portion of the Additional 11th Floor Space to a third party on the same or substantially similar Rental Terms.

                  c. This first right of refusal to lease the Additional 11th Floor Space is a one time right that is personal only to Ugly Duckling Holdings, Inc. and is not transferrable or assignable and is not exercisable by the Sublandlord under the Sublease,

         17. Alterations. Subtenant agrees to take possession of the Sublease Space in an "AS IS - WHERE IS" condition.

         18. Termination. Sublandlord and Subtenant agree that, if either receives a default or termination notice from Landlord under the Master Lease or this Sublease, they will deliver a copy of the notice immediately to the other party. No additional grace or notice and cure periods will apply to this Sublease beyond the grace or notice and cure periods described in the Master Lease.


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         19. Default by Subtenant - Sublandlord Remedy. In the event of any material default or breach by Subtenant under the terms of this Sublease or under Article 21 of the Master Lease, Sublandlord shall have all of the rights and remedies against Subtenant that Landlord would have against Sublandlord under Article 22 of the Master Lease if Sublandlord was in default or breach under the Master Lease.

         20. Representations and Warranties of Subtenant.

                  a. Organization, Corporate Power and Good Standing. Subtenant represents and warrants to Sublandlord and Landlord that it is duly incorporated, validly existing and in good standing under the laws of Arizona.

                  b. Authority. Subtenant represents and warrants to Sublandlord and Landlord that Subtenant has all requisite corporate power and authority to enter into this Sublease.

                  c. Compliance with Applicable Laws. Subtenant represents, warrants, and covenants to Sublandlord and Landlord that it is presently in compliance, and that it will continue throughout the Sublease Term to remain in compliance, with all applicable laws, rules, and regulations relating to or otherwise affecting its business operations.

                  d. No Conflicts. Subtenant represents and warrants to Sublandlord and Landlord that this Sublease does not create any default, breach, or other conflict with or under any other contract, agreement or obligation to which Subtenant is a party or by which any of Subtenant's assets are bound.

                  e. Financial Condition. Subtenant represents and warrants that Subtenant has delivered to Sublandlord financial statements that fairly present the financial condition of Subtenant as of December 31, 1995 in accordance with generally accepted accounting procedures.

         21. Representations and Warranties of Sublandlord.

                  a. Organization, Corporate Power and Good Standing. Sublandlord represents and warrants to Subtenant and Landlord that it is duly incorporated, validly existing and in good standing under the laws of Delaware, and that it is authorized to do business in Arizona.


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                  b.       Authority. Sublandlord represents and warrants to
                           Subtenant and Landlord that Sublandlord has all requisite corporate power and authority to enter into this Sublease.

                  c. Compliance with Applicable Laws. Sublandlord represents, warrants, and covenants to Subtenant and Landlord that it is presently in compliance, and that it will continue throughout the Sublease Term to remain in compliance, with all applicable laws, rules, and regulations relating to or otherwise affecting its business operations pertaining to the Sublease Space.

                  d. No Conflicts. Sublandlord represents and warrants to Subtenant and Landlord that this Sublease does not create any default, breach, or other conflict with or under any other contract, agreement, or obligation to which Sublandlord is a party or by which any of Sublandlord's assets are bound.

         22. Indemnification of Sublandlord. Subtenant agrees to indemnify Sublandlord and hold Sublandlord harmless from and against any and all penalties, costs, expenses (including reasonable attorneys' fees), claims, demands, and causes of action arising out of or pertaining to any acts, events or omissions occurring on or after the Sublease Date, including claims based upon imputed negligence, that arise out of or in connection with: (a) any accident or other occurrence in or on the facilities (including, without limitation, stairways passageways or hallways), the use of which Subtenant may have in conjunction with other tenants of the Building, when such injury or damage is caused in part or in whole by the act or omission of Subtenant, its agents, contractors, servants, employees, licensees, invitees, permittees, customers, clients or guests; (b) the condition of, or any defect in, the Sublease Space or any part of the Sublease Space or any improvements of the Sublease Space; (c) the condition of, or any defect in, all or any part of Subtenant's fixtures or equipment; or (d) the use or occupancy of the Sublease Space by Subtenant. If any action or proceeding is brought against Sublandlord for any of the foregoing reasons, Subtenant, upon notice from Sublandlord, shall defend the same at Subtenant's expense by counsel satisfactory to Sublandlord.

         23. Insurance. Subtenant shall at is own cost and expense procure and maintain during the entire Sublease Term and any extensions of this Sublease workmen's compensation insurance as required by statute as well as comprehensive public liability insurance covering the Sublease Space and their surrounding areas and naming Sublandlord as an additional insured in such amounts as Sublandlord may from time to time require. The initial liability coverage under such comprehensive public liability insurance shall not be less than $1,000,000 combined single limit, together with excess liability coverage of not less than $5,000,000, including fire damage legal liability coverage in an amount adequate to cover the cost of replacement of the Sublease Space. The comprehensive public liability insurance shall be an occurrence type policy and also shall contain


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
cross liability endorsements and insure performance by Subtenant of the indemnity provisions provided in Paragraph 22. The limits of the insurance shall not, however, limit the liability of Subtenant under Paragraph 22. The originals of all policies shall remain in possession of Subtenant; however, Subtenant shall provide Sublandlord a certificate of insurance confirming the coverage prior to the commencement of this Sublease and at each subsequent insurance renewal. Subtenant also shall maintain in full force and effect throughout the Sublease Term all risks insurance coverage in an amount adequate to cover the cost of replacement of all personal property (including inventory) and contents in the Sublease Space. All policies of insurance shall name Sublandlord as an additional insured and shall provide that such insurance will not be cancelled or subject to reduction of coverage or other modification except after thirty
(30) days written notice to Sublandlord. Subtenant shall furnish policy renewals or binders to Sublandlord not less than ten (1O) days prior to the expiration of any policy required under this Sublease. All insurance policies procured shall be issued by a responsible company or companies authorized to do business in the State of Arizona and reasonably satisfactory to Sublandlord.

         24. Third-Party Beneficiary. Except for Landlord, which is an express beneficiary of this Sublease, Sublandlord and Subtenant do not intend that this Sublease benefit any third party.

         25. Amendments. No amendments to this Sublease will be valid unless in writing, signed by Sublandlord and Subtenant, and consented to by Landlord.

         26. Notices. All notices between Sublandlord and Subtenant under this Sublease will be delivered in the manner required under Article 26 of the Master Lease to the addresses set forth below.

                         Envirotest Systems, Inc.
                         246 Sobranty Way
                         Sunnyvale, California 94086
                         Attention: General Counsel

                                  and

                         Ugly Duckling Holdings, Inc.
                         2525 East Camelback Road, Suite 1150
                         Phoenix, Arizona 85016

         27. Governing Law. The terms of this Sublease are governed by the procedural and substantive laws of the State of Arizona.

         28. Counterparts. This Sublease may be executed in any number of original or telecopy counterparts, each of which, when executed and delivered, will constitute one binding contract and instrument.

          This Sublease is executed and effective as of the Sublease Date.

                                         "Sublandlord"
                                         Envirotest Systems Corp., a
                                         Delaware corporation

                                         By: (Illegible)
                                          Its: Vice President

                                         Address: 246 Sobranty Way
                                                  Sunnyvale, California 94086

                                                  Attention: General Counsel


                                         "Subtenant"

                                         Ugly Duckling Holdings, Inc.
                                         an Arizona corporation


                                         By: (Illegible)
                                          Its: Senior Vice President

                                         Address: 2525 East Camelback Road
                                                  Suite 1150
                                                  Phoenix, Arizona 85016

                                   EXHIBIT"A"
                                       TO
                          ESPLANADE SUBLEASE AGREEMENT

                           (Master Lease, Paragraph 2)

                                   EXHIBIT"B"
                                       TO
                          ESPLANADE SUBLEASE AGREEMENT
                 (Additional 11th Floor Space, Paragraph 16.a.)

FLOOR PLATE     BUILDING B


Eleventh Floor


                                 [FLOOR PLATE]



                            Approximate Square Feet

                                 6,978 Useable
                                   872 Common Area
                                 -----
                                 7,850 Rentable

                                  EXHIBIT "B"

                          LANDLORD CONSENT TO SUBLEASE

         This Landlord Consent to Sublease ("Consent") is given as of the date set forth below Landlord's signature ("Consent Date"), by Esplanade Office Limited Partnership, a Delaware limited partnership, as "Landlord" under the Master Lease described in the Esplanade Sublease Agreement (Office - Parcel 1B) dated as of April 15, 1996 ("Sublease"), by and between Envirotest Systems Corp., a Delaware corporation, as Sublandlord, and Ugly Duckling Holdings, Inc., an Arizona corporation, as Subtenant. Landlord consents to the Sublease subject to the following terms and conditions:

         A. All initially capitalized terms used in this Consent shall have the meanings given them in the Sublease or Master Lease, as applicable, unless expressly superseded by the terms of this Consent.

         B. Nothing contained in this Consent or in the Sublease shall be construed to:

                  i. modify, waive, or affect: (1) any of the terms or conditions of the Master Lease; (ii) any of the Tenant's Obligations under the Master Lease; or (iii) any rights or remedies of the Landlord under the Master Lease or otherwise;

                  ii. waive any present or future breach or default on the part of the Tenant under the Master Lease (provided, however, that Landlord acknowledges that, to the best of its actual knowledge, there are no existing or uncured defaults under the Master Lease); or

                  iii. release or discharge the Tenant from any of its Obligations under the Master Lease.

         C. In case of any conflict between the provisions of this Consent and the provisions of the text of the Sublease, the provisions of this Consent will prevail over those contained in the text of the Sublease. Except as provided in the Sublease and this Consent, the Master Lease and all of its terms and conditions will remain in full force and effect.

         D. Landlord does not intend to release or discharge Tenant from its Obligations under the Master Lease or Sublease, and Tenant shall remain liable and responsible for the full performance and observation of all of the Obligations under the Master Lease or Sublease to be performed and observed by Tenant, including the payment of all rent and late charges due under the Master Lease.

         E. This Consent is not assignable.

         F. This Consent shall be effective with respect to the Sublease only, and shall not be construed as a consent to further subletting or assigning by Tenant or Subtenant or as a waiver of Landlord's right to object to or declare void any other assignment or sublease under the Master Lease.

         G. Landlord may directly enforce the Obligations of Subtenant under the Sublease, and Landlord may exercise all rights and remedies available under the Master Lease directly against Subtenant in the event of Subtenant's breach or default under the Sublease or Master Lease. Landlord agrees to provide Subtenant with copies of any notice to Sublandlord of any material breach or default under the terms of the Master Lease.

         H. Landlord agrees that, so long as Subtenant continues to timely perform its Obligations under the Master Lease and Sublease and is not in default or breach of the Master Lease or Sublease, Landlord will permit Subtenant's continued use and occupancy of the Sublease Space under the Sublease notwithstanding any default or breach by Sublandlord under the Master Lease.

         I. Landlord, at Subtenant's sole cost and expense, agrees to provide building standard Tenant signage for the Sublease Space and Tenant identification on all lobby directories for the Building identifying the name of the Subtenant.

         J. Landlord specifically advises Sublandlord and Subtenant that, as of the Consent Date, Landlord has not approved any Subtenant improvements or alterations and that all Landlord approvals for Subtenant improvements or alterations must be obtained through the separate consent of Landlord under the terms of the Master Lease. Any occupancy of the Premises during the performance of any improvements or alterations by the Sublandlord or Subtenant will be at the sole risk of the occupant, notwithstanding Landlord's consent to the improvements or alterations.

         K. Sublandlord and Subtenant have represented to Landlord that there are no oral or written agreements for fees, rent, or other compensation to Sublandlord between Sublandlord and Subtenant regarding the Sublease of the Premises other than those set forth in the Sublease. Landlord acknowledges the existence of the Equipment Sale Agreement through which Subtenant has agreed to purchase from Sublandlord certain furniture, equipment, and other personal property currently located in the Sublease Space. Landlord acknowledges that the proceeds of this sale are separate and distinct from the Sublease of the Premises and do not constitute additional rent due Landlord for purposes of Article 15 of the Master Lease. Landlord's acknowledgement of the Equipment Sale Agreement is not, however, an agreement on its part to subordinate any statutory or contractual liens arising out of the lease of the Premises, and the Subtenant's payment and performance under the Equipment Sale Agreement will not be a condition to (and will not give Sublandlord the ability to terminate) Subtenant's occupancy of the Sublease Space.

         L. Landlord grants to Subtenant the renewal rights described in Paragraph 15 of the Sublease and agrees to the deletion of Article 49 of the Master Lease.

         M. Landlord grants to Subtenant the first right of refusal described in Paragraph 16 of the Sublease and agrees to the deletion of Article 52 of the Master Lease.

         N. Landlord agrees to the deletion of Article 50 of the Master Lease.

         O. Nothing in this Consent will be deemed a waiver by Landlord of the indemnification obligations, insurance requirements, and liability limitations outlined in the Master

Lease, and Paragraphs 22 and 23 of the Sublease will not apply to Landlord and are solely agreements between Subtenant and Sublandlord.

         P. Notwithstanding anything to the contrary in the Sublease (including Paragraph 4), Landlord has not agreed to waive any payments of rent under the Master Lease.

         Q. Nothing in this Consent will be deemed an undertaking by Landlord of any Obligations under the Sublease other than those Obligations of the Landlord to the Tenant under the Master Lease and under the Sublease.

         Landlord has executed this Consent as of the Consent Date.

                                         "Landlord"

                                          Esplanade Office Limited
                                          Partnership, a Delaware limited
                                          partnership

                                          By: Easterly No. 143, L.L.C., a
                                              Delaware limited liability
                                              company, its general partner

                                          By: [Illegible signature]
                                           Its: Vice President


                                                  Consent Date: